                                                                    Exhibit 99.7

                                                         NAME: MILFAM I LLP

                                                         NO.: 002

                                                         NO. OF UNITS: 20,000

                                                         PURCHASE PRICE: $ 10.00

        SYNERGY BRANDS INC. a Delaware public corporation (the "Company")
                             SUBSCRIPTION DOCUMENTS
                                 $10.00 PER UNIT

                              Maximum 100,000 UNITS

                                       of
                              UNREGISTERED SERIES A
                             CLASS B PREFERRED STOCK
                                       and
                             UNREGISTERED RESTRICTED
                              COMPANY COMMON STOCK,
                             (Subject to Adjustment)

                               SYNERGY BRANDS INC.
                              UNITS CONSISTING OF
          ONE SHARE OF UNREGISTERED, SERIES A CLASS B PREFERRED STOCK
                            (THE "PREFERRED SHARES")
                                       AND
               FOUR SHARES OF UNREGISTERED RESTRICTED COMMON STOCK
                              (THE "COMMON STOCK")
                           (TOGETHER THE "SECURITIES")
             (SUBJECT TO ADJUSTMENT AS HEREINAFTER SET FORTH HEREIN)
                             SUBSCRIPTION AGREEMENT

SYNERGY BRANDS INC.
1175 Walt Whitman Road
Melville, NY 11747

Gentlemen:

THE SECURITIES SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF SOLICITATION WOULD BE UNLAWFUL. INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED OR DETERMINED THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        DESCRIPTION OF SECURITIES:

        Units of, one share of Series A Class B Preferred Stock, $ .001 par value, with preferences rights, and limitations as set forth in the Certificate of Designation, Preferences, Rights and Limitations of Series A Class B Preferred Stock (as to 100,000 shares designated as Series A of presently authorized yet unissued Class B Preferred Stock) (the "Certificate of Designation"), and four shares of Common Stock, $.001 Par Value, of the Company, the Units being hereinafter referred to as the "Securities" are being offered by the Company and subscription therefor evidenced by this Subscription Agreement (subject to adjustment as hereinafter set forth herein).

        1. Subscription. The undersigned hereby irrevocably applies to SYNERGY BRANDS INC. (the "Company") to purchase 20,000 Units, at a purchase price of $10.00 per Unit. This subscription may be rejected by the Company in its sole discretion. The undersigned understands that issuance of the Units cannot be accomplished by the Company unless and until the aforementioned Certificate of Designation has been filed with the State of Delaware Secretary of State Office and that at the execution date of this Subscription Agreement such filing may not have been accomplished but that none of the subscription funds may be recorded on the financial reports of the Company nor utilized by the Company until such filing has been accomplished and until such filing is accomplished the said subscription funds shall be segregated within the financial accounts of the Company and be returnable to and at the written request of the Subscriber if such filing has not occurred within 30 days of the execution of this Subscription Agreement and thereafter be returnable unless such filing has occurred before Company receipt of such written notice with interest accruing on and after such 30 days at an annual rate of 10%.

        2. Amount and Method of Subscription. The undersigned hereby subscribes for the purchase of 20,000 Units, as fully described below and encloses a check or has wired payment for the full amount subscribed to the Company, to the address or wire transfer set forth in the annexed Instructions.

                      Cost Per Unit                       $   10.00
                      Number of Units Subscribed:             20000
                      Total Amount of Subscription:       $ 200,000

The undersigned understands that before his subscription for these Securities will be accepted, he must have completed, executed, and returned to the Company, the following:

            (i)   This Subscription Agreement; and

            (ii) The Confidential Prospective Purchaser Questionnaire attached to this Subscription Agreement.

The undersigned further agrees that this subscription is and shall be irrevocable, but the obligations hereunder will terminate if this subscription is not accepted by the Company, in whole or in part. Upon acceptance, the subscriber, along with the other purchasers in this offering (the "Offering"), are referred to as "Investors".

        3. Acceptance by Company. The undersigned understands that the Company will notify him whether the subscription has been accepted or rejected, in whole or in part; provided, however, the Company may only reject the subscription of the undersigned in part as long as such subscription is accepted in respect of not less than one-half of all Units sold in the Offering. Subject to the previous sentence, it is understood that the Company shall have the sole discretion to determine which of the subscriptions of other investors in the Offering should be rejected, in whole or in part. In the event this subscription is rejected by the Company, all forms and documents tendered by the undersigned shall be promptly returned, without deduction or interest.

        The Company is offering a maximum of 100,000 Units (no minimum) to a limited number of "accredited investors" only, as said term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act"). The Offering is being made pursuant to exemptions available under the Act, including
Section 4(2) of the Act. The Company need not close the Offering before utilization of the subscription funds from subscriptions accepted by the Company but may utilize the proceeds from subscriptions as accepted and received and commingle same with other working capital funds of the Company. Use of the proceeds from the Offering will be for general corporate purposes of the Company. The Units of Preferred Stock and Common Stock included therein are sometimes hereinafter collectively referred to as the "Securities."

        The Securities being sold and purchased hereby have not been registered under the Act, or the securities laws of any state. The Investor represents and warrants the Securities are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Securities for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of said Securities made in full compliance with all applicable provisions of the Act, the Rules and Regulations promulgated by the Securities and Exchange Commission (the "Commission") thereunder, and applicable state securities laws. The Investor agrees that such Securities must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available, and the Company will require an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act or such state securities laws, and the certificates to be issued will bear a legend indicating that transfer of the Securities have not been so registered and the legend may bear the following or similar words:

            The Securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended. These Securities have been acquired for investment purposes and not with a view to distribution or resale, and may not be sold, assigned, pledged, hypothecated or otherwise transferred without an effective Registration Statement for such Securities under the Securities Act of 1933, as amended, and applicable state securities laws, or an opinion of counsel reasonably satisfactory to the Issuer of these Securities to the effect that registration is not required under such Act or such state securities laws. All Securities purchased by the Investor in this Offering may not be re-sold without registration under the Act or exemption therefrom and no such registration rights are attached to such Securities.

        5. Representations and Warranties of the Subscriber. In connection with the purchase of the Securities , the undersigned acknowledges that the Company will rely on the information and on the representations set forth herein, and the undersigned hereby represents, warrants, agrees and acknowledges that:

        (a) The undersigned has not received any general solicitation or general advertising regarding the purchase of the Securities nor has been offered the Securities through any intervening broker or public solicitation;

        (b) The undersigned has been given access to all forms, reports and documents filed by the Company with the Commission pursuant to the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (hereinafter the "Company Reports"), including without limitation the Company's Report on Form 10-KSB for the fiscal year ended December 31, 2001 and the Company's Reports on Form 10-QSB for the quarterly periods ended March 31, June 30 and September 30, 2002, and has carefully read and understands all information contained in this Subscription Agreement, and has relied only on the information contained therein and herein, in making his subscription hereunder.

        (c) The undersigned is an "accredited investor" as that term is defined under Section 5 01 (a) of the Rules and Regulations of the Commission and in this Subscription Agreement.

        (d) The undersigned has sufficient knowledge and experience in financial and business matters so that he or it is able to evaluate the merits and risks of purchasing the Securities and the undersigned has had substantial experience in previous private and public purchases of securities;

        (e) The undersigned either (i) has a pre-existing personal or business relationship with the Company or any of its officers, directors, or controlling persons; or (ii) has business or financial experience (or has retained the services of a professional advisor who is not affiliated with or compensated by the Company who has the requisite business or financial experience) such that the undersigned is capable of protecting his or her own interests in connection with the proposed purchase of the Securities (for purposes of this representation, the phrase "pre-existing personal or business relationship" includes any relationship consisting of personal or business contacts of a nature and duration such as would enable a reasonably prudent purchaser to be aware of the character, business acumen, and general financial circumstances of the person with whom such relationship exists);

        (f) The undersigned does not require for its liquidity, or other needs, the funds being used to purchase the Shares, and possesses the ability to bear the economic risk of holding the Shares purchased hereunder indefinitely, recognizes that an investment in the Shares involves significant risks and can afford a complete loss of his or its investment in the Shares;

        (g) During the purchase transaction and prior to purchase, the undersigned has had full opportunity to ask questions of and receive answers from the Company and its officers and authorized representatives regarding the terms and conditions of the Offering and the transactions contemplated hereby, as well as the affairs of the Company and related matters. The undersigned confirms that it does not desire to receive any further information;

        (h) The undersigned has read and understands this Subscription Agreement, and acknowledges that a restrictive legend, bearing similar words as set forth in Section 3 of this Subscription Agreement, will be placed upon the certificates representing the Securities purchased hereunder, and that instructions will be placed on the Securities and the Company's records for the Securities prohibiting the transfer of the Securities absent full compliance with the Act and applicable state securities laws;

        (i) The undersigned understands that the purchase price of the Units and the terms and conditions of the Units being purchased hereby have been arbitrarily determined and do not necessarily bear any relationship to investment criteria such as projected earnings, discounted cash flow, book value or other measures of value;

        (j) The undersigned understands that this Subscription Agreement is subject to the Company's acceptance and may be rejected by the Company at any time prior to a Closing with respect to the undersigned's subscription, in the discretion of the Company, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's subscription;

        (k) The undersigned represents that there is no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Securities or any part thereof, and the undersigned has no present plans to enter into any such contract, undertaking, agreement or arrangement and will neither directly nor indirectly seek to assign, transfer or sell the same in any way inconsistent with the legend which is being placed on the certificates representing those Shares;

        (l) The undersigned acknowledges that it is not entitled to cancel, terminate, or revoke the undersigned's subscription;

        (m) The undersigned subscriber understands that the Company may utilize the funds paid for the Securities immediately upon their receipt of same for valid corporate purposes without further explanation as to use of proceeds.

        (n) The undersigned subscriber acknowledges that it has been advised that the present issuance of the Securities is not being registered under the Securities Act of 1933, as amended (the "Act"), on the basis of the statutory exemption thereof, and on the representations made by the Subscriber herein, and further that the Subscriber is an Accredited Investor as defined herein and in the applicable Rule 501 et al of Regulation D under the Act, and Subscriber acknowledges that the Company is and has reserved the right to make this Offering only to Accredited Investors as so defined. Subscriber has completed a Confidential Prospective Purchaser Questionnaire and delivered same to Company along with this Subscription Agreement and confirms the accuracy of the information provided therein and acknowledges that the Company is relying on such representations in reviewing and deciding upon this Subscription.

        (o) The undersigned subscriber acknowledges that it is acquiring the Securities for investment for its own account and not with a view to their resale or distribution, and that it does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of such securities unless and until they are subsequently registered under the Act, or an exemption from such registration is available.

        (p) The undersigned subscriber acknowledges that it understands that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory exemption referred to above would not be available, if not withstanding its representations, it plans merely acquiring the said securities for resale upon the occurrence or nonoccurrence of some pre-determined event.

        (q) The undersigned subscriber acknowledges that it agrees that all or any part of the said securities sold to it will not be re-sold until they are subsequently registered or an exemption from registration is available.

        (r) The undersigned subscriber acknowledges that it understands in the event Rule 144 of the Commission hereafter becomes applicable to any of the said securities, any routine sale of such securities made thereunder can be made only in limited amounts as prescribed under that Rule and that in case that Rule is not applicable, compliance with Regulation A or some other disclosure exemption will be required before it can transfer part or all of such securities. However, the Company shall supply it with any information necessary to enable it to make routine sale of such securities under Rule 144, if applicable.

        (s) The undersigned subscriber acknowledges that it has evaluated the merits and risks of the purchase of the said securities and it is able to bear the economic risks of such investment; It acknowledges that the Company has made available to it the opportunity to obtain information to verify and evaluate the merits and risks of this investment, and that it has had the opportunity to ask questions of and receive satisfactory answers from the Company concerning such information which it considered necessary or advisable to enable it to form a decision concerning its purchase, and that there is no further information that it desires with respect thereto.

        (t) No one acting on behalf of the Company has made any representation, warranty, or agreement to or with the undersigned Subscriber as to any of the foregoing with respect to such purchase, except as set forth herein and/or in the Company's Reports.

        (u) Its investment in the Company has not been solicited by means of public solicitation or advertisement and all of the information and representations contained in its Confidential Prospective Purchaser Questionnaire (as requested and completed) are true and correct.

        6. The undersigned understands that this Subscription Agreement has not been filed with or reviewed by the Commission nor the securities department of any state because of the private or limited nature of this Offering as defined by applicable laws and that the Securities which are offered hereunder have not been registered with the Commission under the Act nor with the securities department of any state in reliance upon an exemption therefrom for non-public offerings;

        7. The Undersigned is a bona fide resident of the state set forth as his "address" below and further represents that (a) if a corporation, partnership, trust or other form of business organization, it has a principal office within such state; and (b) if an individual, he has his principal residence in such state;

        8. All information provided by the Undersigned in the Confidential Prospective Purchaser Questionnaire which accompanies this Subscription Agreement is true and accurate in all respects, and the Undersigned acknowledges that the Company will be relying on such information to its possible detriment in deciding whether the Undersigned can be sold the Shares without giving rise to the loss of an exemption from registration under the applicable securities laws.

        9. Special Representations by Institutional Subscribers.

        (a)If the subscriber is a TRUST:

               (i) The undersigned hereby represents, warrants and covenants that the trust listed below (the "Trust") is duly organized and existing and itself has all the requisite authority to purchase the Securities.

               (ii) The undersigned has been duly authorized by all requisite action on the part of the Trust to act on its behalf in making such purchase including the execution of this Subscription Agreement.

               (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Trust.

               (iv) The Trust (a) has not been formed for the specific purpose of acquiring the Securities, and (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

        (b) If the subscriber is a CORPORATION:

               (i) The undersigned hereby represents, warrants and covenants that the corporation listed below (the "Corporation") is duly organized and existing and itself has all the requisite authority to purchase the Securities.

               (ii) The undersigned has been duly authorized by all requisite action on the part of the Corporation to act on its behalf in making such purchase including the execution of this Subscription Agreement.

               (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Corporation.

               (iv) The Corporation (a) has not been formed for the specific purpose of acquiring the Securities, (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

        (c) If the subscriber is a PARTNERSHIP or a LIMITED LIABILITY COMPANY:

               (i) The undersigned hereby represents, warrants and covenants that the entity (the "Investor") is duly organized and existing and itself has all requisite authority to acquire the Securities.

               (ii) The undersigned has been duly authorized by the Investor to acquire the Securities and to execute all documents, including this Subscription Agreement, in that regard.

               (iii) The undersigned represents and warrants that each of the above representations or agreements or understandings set forth herein applies to the Investor.

               (iv) The Investor (a) has not been formed for the specific purpose of acquiring the Securities, and (b) qualifies as an accredited investor under Rule 501 promulgated under the Act or (c) each equity owner thereof qualifies as an accredited investor and has executed and delivered simultaneously herewith a Subscription Agreement substantially identical to this Agreement and a Confidential Prospective Purchaser Questionnaire.

        10. Representations and Warranties of the Company. In connection with the sale of the Securities in the Offering, the Company acknowledges that the undersigned will rely on the information and on the representations set forth herein, and the Company hereby represents, warrants, agrees and acknowledges that:

        (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company (a "Material Adverse Effect").

        (b) Power and Authority; Authorization. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business, to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and upon execution and delivery, this Subscription Agreement will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless as to whether such enforceability is considered in a proceeding in equity or at law).

        (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Reports as of the dates stated therein. No shares of stock of the Company are entitled to preemptive or similar rights. The Company is not in violation of any of the provisions of is certificate of incorporation, by-laws or other charter documents.

         (d) No Violation; Consents and Approvals. The execution and delivery by the Company of this Subscription Agreement does not, and the consummation of the transactions contemplated hereby will not (i) contravene, result in any breach of, or constitute a default under, result in the acceleration of , create any rights accelerate, terminate, modify or cancel or result in the creation of any lien in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, license, corporate charter or bylaws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected,
(ii) violate, conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Company or its properties or assets or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company, except, in each case, as would not have a Material Adverse Effect.

        (e) Board Approval for purposes of the Delaware General Corporate Law (the "DGCL"). The Board of Directors of the Company (the "Board") has authorized and approved establishment and issuance of the Preferred Shares and Common Stock made part of the Units and the execution and delivery of this Subscription Agreement and all other documents to be executed and delivered in connection with the transactions contemplated hereby and has approved all of the transactions contemplated hereby. Such approval by the Board satisfies the requirements of Section 203(a)(1) of the DGCL so that if, as a result of the consummation of the transactions contemplated hereby, the undersigned were to become an "interested stockholder" within the meaning of Section 203(c)(5) of the DGCL, the undersigned, subsequent to consummation of the transactions contemplated hereby, would not be subject to the prohibition on business combinations with interested stockholders contained in Section 203 of the DGCL.

        11.     Reports of the Company, (the "Company Reports").

               The Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of unregistered securities, the Company agrees to use its reasonable best efforts to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Act, at all times and to file with the Commission in a timely manner all reports and other documents required by the Company under the Act and the Exchange Act.

        12.    Indemnification.

               (a) The undersigned agrees to indemnify and hold harmless the Company and any of its respective shareholders, officers, directors, employees and agents from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of any of the representations and warranties made by the undersigned herein or in any document provided by the undersigned to the Company related to this subscription.

               (b) The Company agrees to indemnify, defend and hold the undersigned and any other persons, trusts or other business entities controlling, controlled by or under common control with the Investor, the officers, employees or agents of any such person, trust or business entity or the heirs and legal representatives of the undersigned (collectively, "Investor Indemnified Persons") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) incurred by or asserted against any Investor Indemnified Person arising out of, in any way connected with, or as a result of (i) any failure of the Company to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any breach of any of the representations and warranties made by the Company herein or in any document relating to the transactions contemplated hereby and (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Investor Indemnified Person is a party thereto.

        13. Transferability of Subscriptions. This Subscription Agreement is not transferable or assignable by the undersigned.

        14. Adjustments. The amount of Preferred Shares and/or of Common Stock made part of the Units offered and/or sold in the Placement to which this subscription applies are subject to adjustment in case of and proportionate to any adjustment in the amount of such similar securities authorized and/or outstanding by forward and/or reverse split and/or otherwise made at the direction of the Company where such adjustment applies to all such similar securities.

        15. Redemption. The Preferred Shares are subject to redemption by the Company as set forth in the Certificate of Designation. If, however, as to each share of Series A Class B Preferred Stock outstanding, if such is not redeemed by the Company within 2 years of the issuance of such shares (which time may be different as between such shares depending upon when issued) the Company shall be obligated to issue to the then holder of record of such outstanding Series A Class B Preferred Stock 2 shares of the Company's unissued restricted Common Stock per share of the Series A Class B Preferred Stock for each year thereafter where the Company has not redeemed the applicable Series A Class B Preferred Stock, subject to adjustment as herein before set forth.

        16. Construction. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state and all parties hereto submit themselves to the personal jurisdiction of the Courts of such State to decide upon controversies and questions arising related to this agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein. Neither this Subscription Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        17. Entire Agreement. This Agreement may be amended only by a writing executed by the Company and the subscriber executing this Agreement.

        18. Further Assurances.

        The parties agree to execute such further documents and to take such further actions as may be necessary and/or reasonably requested to implement the transactions provided for in this Agreement and confirm the existence of this Agreement and information provided herein, provided however that no such further documents or actions shall alter the material terms of this Agreement, and no publication or public disclosure of the existence or terms of this Agreement shall be made unless with the prior approval of the Company, unless and until applicable government regulation shall require such.

        19. Counterparts.

        This Agreement may be executed in counterpart signature pages which together shall evidence proper and effective execution of this Agreement by all parties.

        20. Headings.

        The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

        21. Law Governing.

        This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

        It is the intention of the parties that the laws of the State of New York shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and by execution and delivery of this Agreement, each of the Company and all Subscribers hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Subscriber and the Company hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (i) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (ii) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

EACH POTENTIAL INVESTOR SHOULD CONSULT HIS OWN PROFESSIONAL ADVISORS AS TO LEGAL, ACCOUNTING AND OTHER MATTERS RELATING TO ANY

INVESTMENT BY HIM IN THE COMPANY. HOLDERS OF THE SECURITIES ARE REQUIRED TO REPRESENT THAT THE SECURITIES ARE BEING ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO SALE OR DISTRIBUTION, AND HOLDERS THEREOF WILL NOT BE ABLE TO RESELL ANY OF THE SECURITIES UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE APPLICABLE STATE STATUTES OR LAWS OF OTHER APPLICABLE JURISDICTIONS (UNLESS AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE). HOLDERS OF THE SECURITIES SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

The Company reserves the right to make an individual evaluation of the suitability of each investor and to have the investor complete a confidential offeree questionnaire to determine the status of the Subscriber as an "Accredited Investor" and to evaluate the necessity of and advisability of seeking further information on the status of the Subscriber as a potential investor in the Offering. Satisfaction of the Company's suitability standards by a prospective Offeree does not represent a determination by the Company that the Company is a suitable investment for such person. Each Offeree must consult their own professional advisors in order to ascertain the suitability of the investment. The Company may make or cause to be made such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective Offerees with full cooperation from the Offeree. The Company may reject subscriptions, in whole or in part, in its sole judgment.

CERTAIN STATES OR OTHER JURISDICTIONS MAY IMPOSE ADDITIONAL SUITABILITY QUALIFICATIONS FOR INVESTORS WHICH MAY HAVE THE EFFECT OF REQUIRING POTENTIAL INVESTORS TO HAVE A NET WORTH AND/OR ANNUAL INCOME IN EXCESS OF THE MINIMUM REQUIREMENTS SET FORTH HEREIN. IF SUCH OFFERS AND SALES ARE MADE IN SUCH STATES, INVESTORS FROM SUCH STATES OR OTHER JURISDICTIONS, AS THE CASE MAY BE WILL BE REQUIRED TO MEET SUCH QUALIFICATIONS IN ORDER TO PARTICIPATE IN THIS OFFERING.

                            [SIGNATURES ON NEXT PAGE]

WITNESS the execution hereof on this      of 3/31/2003. [Subscriber please date]


ENTITY SUBSCRIBERS SIGN HERE:       INDIVIDUAL SUBSCRIBERS SIGN HERE:

MILFAM I LLP
--------------------------------    ------------------------------------
Print Name of Subscriber                    Print Name of Subscriber


By:  /s/ Lloyd I. Miller, III       /s/ Lloyd I. Miller, III
    ----------------------------    ------------------------------------
Signature of Authorized Signatory   Signature

--------------------------------    ------------------------------------
Print Name and Title of Person      Signature of Joint Subscriber, if any
Signing

                                    31-1486117
--------------------------------    ------------------------------------
Taxpayer Identification Number      Social Security Number(if joint subscribers,
                                    list and identify Number for each)

Mailing Address:                         Residence Address (No Post Office Box)
4550 GORDON DRIVE                        SAME
--------------------------------         -------------------------------------
NAPLES, FLORIDA   34102
--------------------------------         -------------------------------------

Telephone Number:   941-262-8577         Telephone Number: ____________________
                  ------------------

                                    ********


Number of Units Subscribed For:      20000
                                ----------------
Total Purchase Price:  $ 200,000
                       ---------

Payment Enclosed: $ 200,000
                  ---------

ACCEPTED and AGREED Synergy Brands Inc.

By    /s/ Mair Faibish, Chairman                                 3/31/03
   -----------------------------------------              ----------------------
                                                          (Date)